UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 22, 2009

Hanmi Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3660 Wilshire Boulevard, Ph-A
Los Angeles California	90010
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (d). Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits.
EX-99.1

Item 5.02 (d). Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 22, 2009, the Board of Directors of Hanmi Financial Corporation (“HFC”) appointed Mr. William J. Stolte to the HFC and Hanmi Bank Boards following receipt of a notice of non-disapproval from the California Department of Financial Institutions and Federal Reserve Bank. Mr. Stolte was appointed as a Class III director. Mr. Stolte most recently served as Senior Executive Vice President of Union Bank of California in San Francisco. He was appointed as an Assistant National Bank Examiner in 1968 and eventually served as Deputy Comptroller of the Office of the Comptroller of the Currency (OCC). He was also a partner of The Secura Group, and served as a Director for Deloitte & Touche. On April 22, 2009, the HFC and Hanmi Bank Boards also assigned Mr. Stolte to serve as Chairman of the Planning Committee and member of the Audit Committee of HFC and Chairman of the Asset/Liability Committee and member of the Compliance Committee of Hanmi Bank.
There are no arrangements or understandings between Mr. Stolte and any other person pursuant to which Mr. Stolte was appointed as director. There are no transactions in which Mr. Stolte has an interest requiring disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Stolte’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
99.1	Press Release dated April 23, 2009, issued by Hanmi Financial Corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2009	Hanmi Financial Corporation
	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer